Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant (x) Filed by a Party other than the Registrant ( ) Check the appropriate box:
( )   Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(x)   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                                  Bontex, Inc.
                (Name of Registrant as Specified in its Charter)
                   Charles W. J. Kostelni, Corporate Secretary

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
                                    N/A
Payment of Filing Fee (Check the appropriate box):
(x)   No fee required
( )   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total Fee Paid:
( )   Fee paid previously with preliminary materials
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

                          BONTEX(Registered Trademark)

                                      1999

                      Notice of Annual Stockholders Meeting

                                       and

                                 Proxy Statement
















Thursday, October 28, 1999
at 10:30 a.m. local time
Lexington, Virginia

                                                          September 28, 1999



Dear Stockholder:

You are cordially invited to attend the Annual Stockholders Meeting to be held at 10:30 a.m., Eastern Daylight-Saving Time, on Thursday, October 28, 1999, at the Best Western Inn at Hunt Ridge, Lexington, Virginia. The accompanying Notice of Annual Meeting and Proxy Statement contains detailed information as to the formal business to be transacted at the meeting.

The Board urges you to vote "FOR" all proposals on the enclosed proxy card.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, please complete, sign, and date the proxy card attached and return it in the enclosed postage-paid envelope. Please note, however, that if your shares are held of record by a broker, bank, or other nominees and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Thank you for your interest.

Sincerely,



James C. Kostelni
Chairman of the Board and
Chief Executive Officer

                      NOTICE OF ANNUAL STOCKHOLDERS MEETING

                                                              September 28, 1999

                                  BONTEX, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of Bontex, Inc. will be held at the Best Western Inn at Hunt Ridge, Willow Springs Drive, Lexington, Virginia, on October 28, 1999 at 10:30 a.m., Eastern Daylight-Saving Time, for the following purposes:

          (1) To elect three Class C directors to serve until the annual meeting of stockholders in 2002,

          (2)  To approve the proposed Key Employee Stock Option Plan, and

          (3) The transaction of such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on September 10, 1999, are entitled to vote at this meeting.

     You are urged to fill in, date and sign the accompanying proxy and to mail the same as promptly as possible. If you sign and return your proxy without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                                       Charles W. J. Kostelni
                                                          Corporate Secretary

                                  BONTEX, INC.
                             A VIRGINIA CORPORATION
                                 PROXY STATEMENT
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                                     GENERAL

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Bontex, Inc. (the "Company") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Company to be held on October 28, 1999, at 10:30 a.m., Eastern Daylight-Saving Time, at the Best Western Inn at Hunt Ridge, Willow Springs Drive, Lexington, Virginia 24450, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to stockholders is September 28, 1999.

     A copy of the Company's Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended June 30, 1999, reported upon by KPMG LLP, is being mailed concurrently with this Proxy Statement, but should not be considered proxy solicitation material.

     Any person signing and mailing the enclosed form of proxy may revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by submitting a signed proxy bearing a later date, or by giving prior written notice of revocation of the proxy to the Corporate Secretary of the Company, One Bontex Drive, Buena Vista, Virginia 24416-1500. All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in the manner specified therein. If no specification is made, the proxy will be voted FOR the election of all of the Class C directors and FOR the adoption of the proposed Key Employee Stock Option Plan (the "Proposed Plan").

                                VOTING SECURITIES

     The close of business on September 10, 1999, has been fixed as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. There were 1,572,824 shares of Company common stock outstanding as of the foregoing record date, and each such share is entitled to one vote.

     The holders of shares entitled to cast a majority of the votes at the Annual Meeting constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and broker non-votes (i.e., shares registered in the names of brokers or other "street name" nominees for which proxies are voted for some but not all matters) will be included in determining the number of shares represented at the Annual Meeting. Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Approval of the Proposed Plan requires the affirmative vote, at a meeting at which a quorum is present, of a majority of the votes cast by the shares that are present in person or by proxy and entitled to vote. Votes that are withheld and broker non-votes will not be included in determining the number of votes cast.

     The Company will appoint one or more inspectors of election to act at the Annual Meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

     As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating votes. The vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

                 STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

     The following table sets forth as of August 27, 1999, certain information regarding the only known beneficial holders of more than five percent of the outstanding common stock of the Company and the beneficial ownership of the common stock of the Company by each director and nominee, by each named executive officer and by all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

                                              Shares Beneficially
Name of Beneficial Owner                             Owned                         Percent of Class
------------------------                      -------------------                  ----------------

First Union National Bank                           843,082 (1)                         50.04
303 Broad Street
Red Bank, New Jersey 07701

Mrs. Dolores Kostelni                               696,207 (2)                         41.32
Route 4, Box 251
Turtle Brooke Lane
Lexington, Virginia  24450

Mrs. Patricia S. Tischio                            675,607 (3)(9)                      40.10
901 Foxboro Drive
Norwalk, Connecticut  06851

Estate of Marie G. Surmonte                         675,507 (4)                         40.09
c/o First Union National Bank
303 Broad Street
Red Bank, New Jersey 07701

Hugo N. Surmonte Residuary Trust                     95,400 (5)                          5.66
c/o First Union National Bank
303 Broad Street
Red Bank, New Jersey 07701

William J. Binnie                                     3,244 (6)                           *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Michael J. Breton                                     1,900                               *
Bontex S.A.
rue Slar
4801 Stembert, Belgium



                                        2





William B. D'Surney                                     850                               *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

David A. Dugan                                          160                               *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Charles W. J. Kostelni                               31,134 (10)                         1.85
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

James C. Kostelni                                   154,940 (7)(9)                       9.20
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Jeffrey C. Kostelni                                  41,826 (8)                          2.48
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Frank B. Mayorshi                                       600                               *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Larry E. Morris                                       4,000                               *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Joseph F. Raffetto                                    5,582                               *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Robert J. Weeks                                       8,121                               *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

All Directors and                                   927,964                             55.08
   Executive Officers
   as a Group (12 persons)

   (1) Includes 95,400 shares held as co-trustee for the Hugo N. Surmonte Residuary Trust, 72,175 shares held as trustee of the Hugo N. Surmonte Marital Trust, and 675,507 shares held as a co-executor of the Estate of Marie G. Surmonte. The Bank has shared voting and dispositive power with respect to these shares.
   (2) Includes 20,700 shares owned by Mrs. Kostelni with sole voting and dispositive power and an aggregate of 675,507 shares of which Mrs. Kostelni has shared voting and dispositive power as a co-executor of the Estate of Marie G. Surmonte. Excludes 57,590 shares owned by Mrs. Kostelni's spouse, Mr. James C. Kostelni, and 2,653 shares owned by
        Mrs. Kostelni's adult son, James H. Kostelni.
   (3) Includes 100 shares owned by Mrs. Tischio with sole voting and dispositive power, an aggregate of 675,507 shares of which Mrs.
        Tischio has shared voting and dispositive power as a co-executor of the Estate of Marie G. Surmonte, and excludes 2,750 shares owned by Mrs. Tischio's adult daughter, as to which Mrs. Tischio disclaims beneficial ownership.
   (4) Dolores Kostelni, Patricia S. Tischio and First Union National Bank are co-executors of the Estate and have shared voting and dispositive power with respect to these shares.
   (5)  Dolores Kostelni and Patricia S. Tischio are beneficiaries of the
        Trust. Mrs. Kostelni and Mrs. Tischio and the Bank have shared voting and dispositive power with respect to these shares.
   (6) Includes 726 shares held by Mr. Binnie's spouse as Trustee for their sons.
   (7)  Includes 20,700 shares owned by Mr. James C. Kostelni's spouse,
        Dolores Kostelni. Does not include 2,653 owned by Mr. James C. Kostelni's adult son, James H. Kostelni, as to which Mr. James C. Kostelni disclaims beneficial ownership, and 675,507 shares held in the Estate of Marie G. Surmonte, of which Mr. James C. Kostelni's spouse, Dolores Kostelni, is a co-executor with shared voting and dispositive power. Includes 72,000 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.
   (8) Includes 1,000 shares owned by Mr. Jeffrey C. Kostelni's spouse. Includes 20,000 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.
   (9) Mr. James C. Kostelni's spouse, Dolores Kostelni, and Mrs. Patricia S. Tischio are co-executors and share voting and dispositive power with First Union National Bank of 675,507 shares held by the Estate of Mrs. Marie G. Surmonte.
   (10) Includes 20,000 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

    * Represents less than 1% of the outstanding shares of Company common stock.


                              ELECTION OF DIRECTORS

PROPOSAL NO. 1

     The Company's Board of Directors is divided into three classes (A, B and C) with staggered three-year terms. The current term of office of the Class C directors expires at the 1999 Annual Meeting of Stockholders. The terms of the Class A and Class B directors will expire in 2000 and 2001, respectively.

     There are three Class C directors, William J. Binnie, Charles W. J. Kostelni and Frank B. Mayorshi. Messrs. Binnie and Mayorshi currently serve on the Board and are standing for re-election.

     It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of each of the three nominees set forth below. Each nominee has agreed to serve if elected. If any nominee shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve. Class C nominees will serve for a three-year term until the 2002 Annual Meeting and until their successors are elected and qualified.

     The present principal occupation or employment and employment during the past five years and all positions or offices, if any, held with the Company are set forth opposite the name of each director and nominee.

     Your Board of Directors recommends a vote FOR each of the nominees for Class C Director.

                                    NOMINEES
                                CLASS C DIRECTORS
                       (Serving Until 2002 Annual Meeting)

                              Year in Which First
Name and Age                  Elected as Director            Principal Occupation
------------                  -------------------            --------------------

William J. Binnie                    1977                    Retired engineering consultant since 1996;
Age 74                                                       prior thereto, President, W. J. Binnie &
                                                             Associates, Whispering Pines, North
                                                             Carolina.  Mr. Binnie has a Bachelor of
                                                             Science Degree in Civil Engineering.

Charles W. J. Kostelni                                       Senior Vice President (since 1999),
Age 35                                                       General Manager (U.S. operations only)
                                                             (since 1998), Corporate Secretary (since
                                                             1997), Corporate Controller (since 1996)
                                                             of the Company and General Sales Manager
                                                             of Bontex S.A., a subsidiary of the
                                                             Company in Belgium (since 1999). Prior
                                                             thereto, Assistant Controller (1994 -
                                                             1996) of the Company and Assistant Vice
                                                             President, Union Bank of Switzerland, New
                                                             York (1991 - 1995).  Mr. Kostelni has a
                                                             Bachelor of Science Degree in Accountancy
                                                             and is a Certified Public Accountant.

Frank B. Mayorshi                    1993                    Private investor since 1991; prior thereto
Age 63                                                       Partner, KPMG LLP, Roanoke, Virginia.
                                                             Mr. Mayorshi has a Bachelor of Science
                                                             Degree in Business Administration.

                         DIRECTORS CONTINUING IN OFFICE
                                CLASS A DIRECTORS
                       (Serving Until 2000 Annual Meeting)

                              Year in Which First
Name and Age                  Elected as Director            Principal Occupation
------------                  -------------------            --------------------

James C. Kostelni                    1965                    Chairman of the Board, President, and
Age 64                                                       Chief Executive Officer of the Company
                                                             (since 1994), President and Chief
                                                             Operating Officer (since 1971). Mr.
                                                             Kostelni has a Bachelor of Science Degree
                                                             in Business Administration.



                                        5





Robert J. Weeks                      1983                    Private investor since 1993; prior thereto,
Age 65                                                       Vice-President, Dun & Bradstreet Corp.,
                                                             Bethlehem, Pennsylvania.  Mr. Weeks has
                                                             a Bachelor of Science Degree in Business
                                                             Administration.

Larry E. Morris                      1993                    Technical Sales Director (since 1998) of
Age 53                                                       the Company; prior thereto, Technical
                                                             Director (1983-1998), Sales Director
                                                             (1993-1998).

William B. D'Surney                  1995                    Private investor since 1994; prior thereto,
Age 70                                                       Senior Vice-President, Alexander &
                                                             Alexander, Richmond, Virginia.  Mr.
                                                             D'Surney has a Bachelor of Science
                                                             Degree in Business Administration.


                                CLASS B DIRECTORS
                       (Serving Until 2001 Annual Meeting)

                              Year in Which First
Name and Age                  Elected as Director            Principal Occupation
------------                  -------------------            --------------------


Patricia S. Tischio                  1995                    Assistant Corporate Secretary (1994-1997)
Age 60                                                       and Corporate Office Manager (since
                                                             1989) of the Company.  Mrs. Tischio has a
                                                             Bachelor of Arts Degree in English.

Jeffrey C. Kostelni                  1995                    Senior Vice President (since 1999), Chief
Age 33                                                       Financial Officer and Treasurer (since
                                                             1994) of the Company and General Sales
                                                             Manager of Bontex S.A., a subsidiary of
                                                             the Company in Belgium (1995 - 1999).
                                                             Mr. Kostelni has a Bachelor of Science
                                                             Degree in Accountancy and is a Certified
                                                             Public Accountant.

Joseph F. Raffetto                   1984                    Physician (retired).
Age 90


No director or nominee is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934. Mr. Charles W. J. Kostelni and Mr. Jeffrey C. Kostelni are the sons of Mr. James C. Kostelni. Mrs. Patricia S. Tischio is the sister-in-law of Mr. James C. Kostelni and the aunt of Mr. Charles W. J. Kostelni and Mr. Jeffrey C. Kostelni.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings during fiscal 1999. All directors, with the exception of Larry E. Morris, attended at least 75% of the total number of meetings of the Board and the committees of the Board on which they served.

     A director's fee of $1,500 per meeting attended is paid to all non-employee directors. In addition, non-employee directors who are members of the Executive, Audit, Compliance and/or Compensation Committees receive a fee of $500 per committee meeting attended. All directors are reimbursed for their actual travel expenses for attending Board and committee meetings.

     The Board of Directors annually elects five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating Committee.

     The Executive Committee of the Board of Directors, which is composed of Messrs. James C. Kostelni (Chairman), Weeks, Mayorshi and Binnie, is empowered to exercise all authority of the Board of Directors, except with respect to matters reserved for the Board by Virginia law. This committee met four times during fiscal 1999.

     The Audit Committee of the Board of Directors, which consists of Messrs. Mayorshi (Chairman), Binnie and Weeks, oversees the financial reporting process and the Company's internal controls. This committee met four times during fiscal 1999.

     The Compensation Committee of the Board of Directors, which consists of Messrs. Weeks (Chairman), Binnie and Mayorshi, meets as necessary to consider and make recommendations to the Board of Directors concerning compensation of executive officers and employees of the Company. This committee met four times during fiscal 1999.

     The Compliance Committee of the Board of Directors, which consists of Messrs. D'Surney (Chairman), Raffetto and Binnie, oversees the Company's compliance with environmental and safety regulations. This Committee met three times during fiscal 1999.

     The Nominating Committee of the Board of Directors, which consists of Messrs. James C. Kostelni (Chairman), Mayorshi and Weeks, considers and recommends to the Board, candidates for election as directors of the Company. The Nominating Committee will not consider nominees recommended by stockholders. This committee met one time during fiscal 1999.


                      BONTEX KEY EMPLOYEE STOCK OPTION PLAN

PROPOSAL NO. 2

     At its meeting on July 22, 1999, the Board of Directors adopted, subject to stockholder approval, the Bontex Key Employee Stock Option Plan. The Proposed Plan is applicable to not more than 103,000 shares of Company common stock.

     The text of the Proposed Plan is attached to this Proxy Statement as Appendix A. The description of the Proposed Plan set forth below is qualified in its entirety by reference to Appendix A.

     The Proposed Plan will become effective upon approval by the stockholders. The Proposed Plan is designed to assist in attracting, retaining and motivating officers and other key employees of the Company upon whose judgment, initiative and efforts the Company depends by providing such persons with the opportunity to acquire an equity interest in the Company and thereby benefit from appreciation in the value of Company common stock. Participants in the Proposed Plan will have an incentive to use their best efforts and superior performances to promote the best interests of the Company, for their own benefit and for the benefit of all stockholders.

     The Proposed Plan was also adopted by the Board of Directors in consideration of a reduction of certain executives' salary and other compensation in the amount of approximately $239,988 during fiscal 1999. If the Proposed Plan is approved, Messrs. James C. Kostelni, Jeffrey C. Kostelni and Charles W. J. Kostelni have each agreed to cancel a portion of their unexercised options earlier granted to them in 1999 to prevent any dilutive effect which could otherwise occur upon the exercise of grants under the Proposed Plan.

     In the case of James C. Kostelni, an option was granted on January 28, 1999 which entitled him to purchase, until January 22, 2007, up to 72,000 shares of Company common stock, at a price of $4.50 per share. In the case of Jeffrey C. Kostelni and Charles W. J. Kostelni, options were granted on January 28, 1999 which entitled each to purchase, until November 21, 2007, up to 20,000 shares of Company common stock, at a price of $5.63 per share. If the Proposed Plan is approved, James C. Kostelni has agreed to cancel 67,000 shares of his option, leaving 5,000 shares available to be exercised. Jeffrey C. Kostelni and Charles
W. J. Kostelni have each agreed to cancel 18,000 shares of their options, leaving 2,000 shares each available to be exercised. In total, 103,000 options previously granted will be canceled if the Proposed Plan is approved.

     If the Proposed Plan is approved, the outstanding options under the prior grant of options, taking into account the cancellations discussed above, will be as set forth below. The Compensation Committee has not at this time approved any grants under the Proposed Plan.

                                                                                  Number of Shares
Names and Position                Dollar Value(1)       Exercise Price(2)       Underlying the Grant
------------------                ---------------       -----------------       --------------------

James C. Kostelni                     $10,000                $22,500                     5,000
   President and CEO

Executive Group                        $8,000                $22,520                     4,000


     (1) Based on the closing price ($2.00 per share) of the Company's common stock on the Nasdaq SmallCap Market on September 16, 1999.
     (2)  The exercise price of each option would be $4.50 per share for James
          C. Kostelni, and $5.63 per share for Jeffrey C. Kostelni and Charles
          W. J. Kostelni, who for purposes of this chart represent the Executive Group.

     Under the Proposed Plan, the Compensation Committee of the Board may grant stock options ("Options") to officers and other full time salaried employees of the Company or its affiliates who are selected by the Committee. The Options do not meet the terms of Section 422A of the Internal Revenue Code and therefore result in taxable income to the recipient at the time of exercise to the extent of the difference between the exercise price and the fair market value of the stock at the time of exercise. The Company will be entitled to a federal income tax deduction upon the transfer of stock to an optionee pursuant to an exercise of an Option, if certain federal income tax withholding requirements are met. The amount of the deduction will equal the amount of compensation income recognized by the optionee.

     The exercise price under each Option shall be established by the Committee, but in no event will be less than the fair market value of Company common stock at the time the Option is granted. The fair market value per share of Company common stock will be determined by the Committee under the Proposed Plan by reference to the closing sales price of the Company's common stock on the Nasdaq SmallCap Market. As of September 9, 1999 (the last trading day preceding the record date), the closing sales price of the Company's common stock on the Nasdaq SmallCap Market was $1.75. The exercise period of each Option is determined by the Committee at the time of the grant, but cannot be more than ten years from the date of the grant.

     The right to exercise an Option generally expires three months after employment is terminated for a reason other than retirement or death. In the event an optionee retires or dies while employed by the Company, Options may be exercised within one year following the optionee's death or retirement, as the case may be, but in no event later than the expiration date of the Option. In the event of a change in control of the Company, the Committee under the Proposed Plan is authorized to take such action as it, in its discretion, may deem necessary or advisable and fair to optionees, including amending the terms, conditions or duration of Options granted under the Proposed Plan. A change in control under the Proposed Plan includes (i) any person obtaining direct or indirect voting power of 20% of the Company's voting securities; (ii) a change in the composition of the Board of Directors not approved by a vote of at least 75% of the incumbent directors; (iii) the sale of all or substantially all of the assets of the Company; and (iv) the merger or consolidation of the Company with another corporation or entity which results in less than 75% of the outstanding voting securities of the surviving corporation being owned in the aggregate by former stockholders of the Company. No change of control is deemed to have occurred for purposes of the Proposed Plan by virtue of any transaction
(i) which results in the optionee, or a group of persons which includes the optionee, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities; or (ii) which results in the Company or any affiliate of the Company or any profit sharing plan, employee stock ownership plan or employee benefit plan of the Company or any of its affiliates acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's securities; or (iii) which results in the heirs, successors or assigns of Hugo N. Surmonte acquiring, directly or indirectly, 20% or more of the combined voting securities.

     The Committee may grant Options under the Proposed Plan to eligible individuals on the basis of criteria that it feels are in the best interests of the Company and its affiliates. Further, the Committee may impose such restrictions, conditions, terms and timing upon the granting of Options as it deems advisable for the Company.

     The Board of Directors may amend or terminate the Proposed Plan but cannot, without the approval of the stockholders: (i) increase the maximum number of shares for which Options may be granted under the Proposed Plan; (ii) permit the granting of Options at less than 100% of fair market value at the time of grant; or (iii) change the class of employees eligible to receive Options.

     If a quorum is established, approval of the Proposed Plan requires the affirmative vote of the majority of the votes cast by the shares that are present in person or by proxy and entitled to vote at the Annual Meeting. See "Voting Securities" above.

     Your Board of Directors recommends a vote FOR Proposal No. 2.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information regarding the individual compensation earned by the Chief Executive Officer and the four other most highly compensated executives for services in all capacities to the Company and its subsidiaries for the fiscal years ended June 30, 1999, 1998 and 1997.




                                                                             Long-Term
                                            Annual Compensation             Compensation
                                 ---------------------------------------- ----------------
                                                                               Awards
                                                                          ----------------
                                                            Other Annual     Securities       All Other
 Name and Principal                                         Compensation     Underlying     Compensation
      Position             Year   Salary ($)   Bonus ($)       ($)(2)        Options (#)        ($)(3)
---------------------    ------- ------------ ---------- ---------------- ---------------- ---------------
James C. Kostelni          1999     250,000         -           6,858          72,000           6,810
  Chairman of the          1998     242,795    44,664(1)       59,188                          65,891
  Board of Directors,      1997     221,180    48,110         101,397                          58,316
  President and Chief
  Executive Officer

Michael J. Breton          1999     144,350         -          15,606                          42,527
  Corporate Director of    1998     148,417    10,781(1)       18,135                           7,829
  International            1997     158,821         -          18,912                           7,910
  Operations, Bontex,
  S.A.

Jeffrey C. Kostelni        1999     109,167         -           3,471          20,000           3,170
  Treasurer and Chief      1998     121,856    24,333(1)        3,446                           3,843
  Financial Officer        1997      98,964     8,537           2,646                           1,494

Charles W. J. Kostelni     1999     100,417         -           1,539          20,000           2,548
  Corporate Controller,    1998     108,625    23,099(1)        1,923                           2,933
  General Manager and      1997      88,083    15,208               -                           1,039
  Corporate Secretary

Larry E. Morris            1999      96,840         -               -                           3,631
  Technical Sales          1998     105,280    13,576(1)        3,351                           3,485
  Director                 1997     113,256    23,144           3,351                           2,458


     (1) Performance-based bonuses awarded by the Compensation Committee and paid in 1998 for 1997 performance.
     (2) Except as otherwise indicated in the table, the named executives did not receive perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus reported in the table. All amounts represent automobile allowances or long-term disability insurance premium payments.
     (3) Amounts disclosed in this column for 1999 include: (i) payment by the Company of premiums for whole life insurance on behalf of Mr. James Kostelni in the amount of $6,810, (ii) Company contributions on behalf of the named executive officers under the Bontex Inc. Retirement Plan as follows: Mr. James Kostelni $0, Mr. Breton $0, Mr. Jeffrey Kostelni $2,358, Mr. Charles Kostelni $1,829 and Mr. Morris $2,578, (iii) Bontex S.A.'s contribution under the Bontex, S.A. Pension Plan on behalf of Mr. Breton, $42,527. (The increase in Mr. Breton's pension costs over prior years is due to a change in the pension plan policy based on Mr. Breton's age. The change is a one time adjustment and is being offset by a permanent salary reduction implemented in the fourth quarter of fiscal year 1999, of which the full effect will be seen in subsequent years. The cost of the pension plan for Mr. Breton in fiscal year 2000 is expected to be similar to the amounts shown in fiscal years 1998 and 1997), and (iv) Company contributions on behalf of the named executive officers under the Bontex Inc. Executive Benefit Deferred Compensation Agreement as follows: Mr. James Kostelni $0, Mr. Breton $0, Mr. Jeffrey Kostelni $812, Mr. Charles Kostelni $719 and Mr. Morris $1,053.



                                        Option Grants in Last Fiscal Year

                                                Individual Grants
                       --------------------------------------------------------------------------------------------
                                      % of Total                                               Potential Realized
                         Number of      Options                      Market                     Value at Assumed
                        Securities    Granted to     Exercise       Price on                     Annual Rates of
                        Underlying     Employees     or Base         Date of                       Stock Price
                          Options      in Fiscal      Price           Grant       Expiration    Appreciation for
                        Granted (#)      Year       ($/Share)       ($/Share)        Date        Option Term(1)
                       ------------- ------------ -------------- --------------- ----------------------------------
                                                                                                5%($)      10%($)
                                                                                              ---------- ----------
James C. Kostelni         72,000          64           4.50           1.875        Jan. 2007   199,440    289,440
Jeffrey C. Kostelni       20,000          18           5.63           1.875        Nov. 2007    58,200     88,400
Charles W. J. Kostelni    20,000          18           5.63           1.875        Nov. 2007    58,200     88,400

     (1) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities Exchange Commission, and is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

Retirement Plans

Bontex, Inc. Retirement Income Plan

     The Company has in effect a contributory defined benefit retirement plan ("Plan"). Estimated annual benefits payable at normal retirement age 65 under the Plan to persons in specified remuneration and years of service classifications are set forth below. The following table contains no benefits attributable to supplemental benefit plans as there are no such plans.

                                                           Years of Service
          Final Average      --------------------------------------------------------------------------------
            Earnings              15              20               25               30                35
        -----------------    -------------   -------------    -------------    -------------    -------------

           $   125,000        $   35,556      $  47,408        $   59,260       $   71,112       $   71,112
               150,000            43,056         57,408            71,760           86,112           86,112
               175,000            43,056         57,408            71,760           86,112           86,112
               200,000            43,056         57,408            71,760           86,112           86,112
               225,000            43,056         57,408            71,760           86,112           86,112
               250,000            43,056         57,408            71,760           86,112           86,112
               300,000            43,056         57,408            71,760           86,112           86,112
               400,000            43,056         57,408            71,760           86,112           86,112
               450,000            43,056         57,408            71,760           86,112           86,112
               500,000            43,056         57,408            71,760           86,112           86,112


     The benefits in the Table are computed as a straight-life annuity payable annually and are derived from both employer and employee contributions. The benefits are not subject to any deduction for Social Security or other offset amounts.

     The compensation covered by the Plan includes all amounts received for personal services rendered in the course of employment for the Company to the extent those amounts are includable in gross income, except for distributions from deferred compensation plans or other amounts that receive special tax treatment. Compensation for purposes of the Plan may not exceed statutory limits. The limit for the 1999 and 1998 plan years was $160,000, which may be increased by the Internal Revenue Service in the future to reflect cost of living increases. The benefit formula equals the sum of (A) 1.5% of Final Average Earnings up to Social Security Covered Compensation, and (B) 2.0% of Final Average Earnings in excess of Social Security Covered Compensation, multiplied by credited years of service up to a maximum of 30 years.

     Social Security Covered Compensation means the average of the taxable wage bases for the 35 calendar years ending with the last day of the calendar year in which a participant attains his Social Security retirement age. Final Average Earnings is generally the average earnings for the five highest consecutive years of compensation during the ten years immediately preceding retirement.

     It is estimated that at age 65, for Plan purposes, Messrs. James C. Kostelni, Jeffrey C. Kostelni, Charles W. J. Kostelni and Larry E. Morris will have 41, 38, 34 and 28 years of credited service, respectively. Mr. Michael J. Breton does not participate in the Plan.

Bontex, S.A. Pension Plan

     The Company's subsidiary, Bontex, S.A., maintains a pension plan ("Pension Plan") for certain of its employees. Mr. Breton is the only Pension Plan participant included in the Compensation Table. The Pension Plan generally provides a monthly retirement benefit beginning at normal retirement age 65 until the participant's death based on years of service and the average of the last five years' annual salary. Provisions are also made for monthly payments to a surviving spouse and children. Estimated annual benefits payable upon retirement under the Pension Plan to persons in specified remuneration and years of service classifications are set forth below. No benefits from a supplemental benefit plan are included as no such plan exists.

                                                            Years of Service
         Final Average       --------------------------------------------------------------------------------
            Earnings              15               20               25               30               35
        -----------------    -------------   --------------   --------------    ------------     ------------
           $   125,000        $   15,591      $   20,789        $  25,987        $  31,184        $  36,381
               150,000            19,822          26,429           33,036           39,643           46,251
               175,000            24,052          32,068           40,086           48,103           56,120
               200,000            28,281          37,708           47,135           56,163           65,990
               225,000            32,511          43,347           54,186           65,023           75,860
               250,000            36,741          48,988           61,235           73,482           85,729
               300,000            45,201          52,431           75,335           90,401          105,469
               400,000            62,119          82,827          103,533          124,241          144,947
               450,000            70,580          94,107          117,634          141,159          164,687
               500,000            79,040         105,386          131,733          158,079          184,426


     It is estimated that at age 65, Mr. Breton will have 18 years of credited service. Although compensation for Pension Plan purposes is the average of the most recent five years' annual salary, only $104,450 of the amount shown for Mr. Breton in the Compensation Table qualifies as compensation under the Pension Plan for 1999. The Pension Plan defines the benefit in terms of Belgian francs, and the above amounts were calculated using the exchange rate in effect on June 30, 1999. The benefits listed in the Pension Plan table are computed as a straight-life annuity payable annually and are not subject to any deduction for Social Security or other offset amounts.

Bontex, Inc. Executive Benefit Deferred Compensation Agreement

     The Company adopted a tax deferred compensation benefit plan for certain executives during fiscal year 1997. The plan allows the employee to defer up to four percent of his compensation with a Company match of up to one percent of compensation. The Company's contribution funds life insurance policies on each executive, with the Company as owner and beneficiary.

Retirement Compensation Agreements

Supplemental Executive Compensation Agreement

     On May 26, 1994, the Company and Mr. James C. Kostelni (hereafter in this section, Mr. Kostelni) entered into a Supplemental Executive Compensation Agreement which is intended to supplement Mr. Kostelni's retirement benefits to make up for any loss of benefits under the Bontex, Inc. Retirement Income Plan resulting from the application of certain limitations imposed by amendments to
Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, under the Revenue Reconciliation Act of 1993. Under the Supplemental Executive Compensation Agreement, the Company has agreed, during Mr. Kostelni's life, to purchase for Mr. Kostelni, upon execution of the Agreement and thereafter on May 1 of each year through May 1, 2000 an annuity contract which provides for the payment of at least $458.33 per month to Mr. Kostelni, such payments to begin upon Mr. Kostelni's reaching age sixty-five and to end upon Mr. Kostelni's death or the ten-year anniversary date of the first annuity payment, whichever is later. In order to replace the survivorship benefits which Mr. Kostelni's spouse, but for the tax changes, would receive upon his death, the Company also has agreed to pay to Mr. Kostelni, upon execution of the Agreement and thereafter on May 1 of each year through May 1, 1997, a cash payment in the amount of $26,000. It is intended that such cash payment will be used by Mr. Kostelni to purchase life insurance which will then provide the survivor benefit. Additionally, the Supplemental Executive Compensation Agreement also provides that the Company shall, upon execution of the Agreement and thereafter on May 1 of each year through May 1, 2000, make a cash "gross-up" payment equal to the amount of any federal, state and local income taxes paid by Mr. Kostelni on the benefits received under the Agreement. With Mr. Kostelni's consent, the Company did not purchase the annuity contract as provided in the Agreement during fiscal year 1999.

     Under the Supplemental Executive Compensation Agreement, the Company shall, upon a change in control, (i) purchase and transfer to Mr. Kostelni all remaining annuities to be purchased pursuant to the Agreement; (ii) pay to Mr. Kostelni all bonus amounts still owing pursuant to the Agreement; and (iii) pay to Mr. Kostelni the applicable "gross-up" payment computed in accordance with the Agreement. If Mr. Kostelni dies during the term of the Supplemental Executive Compensation Agreement, or if Mr. Kostelni's employment with the Company is terminated, either voluntarily or pursuant to the terms of the Executive Compensation Agreement (discussed below), the Agreement shall terminate, and Mr. Kostelni shall be entitled to no further payments or benefits under the Agreement, except those which have accrued as of the date of his death or termination.

     A change in control under the Supplemental Executive Compensation Agreement shall be deemed to have occurred in the event that (i) any person or group becomes a beneficial owner of 20% or more of the combined voting power of the Company's voting securities; (ii) the members of the Company's Board of Directors on the date of the Agreement cease for any reason to constitute at least a majority of the Board; (iii) all or substantially all of the assets of the Company are sold, transferred or conveyed by any means, including, but not limited to, direct purchase or merger, if the transferee is not controlled by the Company; or (iv) the Company is merged or consolidated with another entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the former stockholders of the Company. No change of control shall be deemed to have occurred for purposes of the Agreement by virtue of the acquisition, directly or indirectly, of 20% or more of the combined voting power of the Company's voting securities by Mr. Kostelni or a group including Mr. Kostelni, by a subsidiary or certain other affiliates of the Company, or by the heirs, successors or assigns of Hugo N. Surmonte.

Employment Agreement

     On January 22, 1997, the Company and Mr. James C. Kostelni (hereafter in this section, Mr. Kostelni) entered into an Executive Compensation Agreement providing for the employment of Mr. Kostelni as President and Chief Executive Officer of the Company until May 15, 2005. This Agreement supersedes in its entirety the Executive Compensation Agreement dated June 29,1989, by and between the Company (as successor to Georgia Bonded Fibers, Inc.) and Mr. Kostelni. Under the Agreement, Mr. Kostelni is to receive a minimum annual salary of $222,000, which shall be adjusted annually by the Compensation Committee of the Board of Directors, along with certain benefits, including such bonuses as are approved by the Board of Directors, an automobile allowance and all fringe benefits offered to Company employees.

     The Agreement may be terminated by the Company only for cause, provided, however, that the Company may not terminate the Agreement on (i) the sale by the Company of substantially all of its assets to a single purchaser or to a group of associated purchasers; (ii) the sale, exchange or other disposition, in one transaction, of more than 50% of the outstanding shares of Company common stock;
(iii) a decision by the Company to terminate its business and liquidate its assets; or (iv) the merger or consolidation of the Company in a transaction in which the stockholders of the Company receive less than 50% of the outstanding voting shares of the new or continuing corporation. Under the Agreement, "cause" is deemed to include only Mr. Kostelni's (i) conviction of a felony; (ii) material breach of the Agreement which remains uncured sixty days after notice by the Company of such breach; or (iii) dishonesty directly related to the performance of his duties.

     The Agreement also may be terminated by the Company if Mr. Kostelni becomes disabled for a period of more than twelve consecutive months, and shall be terminated if Mr. Kostelni dies during the term of the Agreement. In the event of termination of the Agreement as a result of Mr. Kostelni's death or disability, the Company shall, within forty-five days after such termination, pay to Mr. Kostelni or his estate, as the case may be, an amount equal to six-months compensation or the balance due under the Agreement, whichever is less. Additionally, in the event of Mr. Kostelni's death during the term of the Agreement, the Company shall, within sixty days after the date of death, pay a survivor's benefit of $5,000 to his widow or other survivor.

     The Agreement also granted Mr. Kostelni a stock option to purchase 80,000 shares of the Company's common stock, at an exercise price of $4.50 per share, which was the fair market value of the stock on the date of grant (January 22, 1997). The option was exercisable from the date of grant and had a minimum term of ten years. On July 1, 1998, Mr. Kostelni voluntarily agreed to cancel the unexercised option in order to expedite the Company's application to transfer its common stock listing to The Nasdaq SmallCap Market. At the Annual Meeting held on October 22, 1998 and adjourned to January 28, 1999, the stockholders approved the issuance of a new option to Mr. Kostelni, exercisable effective January 28, 1999, to purchase 72,000 shares of the Company's common stock, at an exercise price of $4.50 per share. If the Proposed Plan set forth as Proposal 2 is approved, Mr. Kostelni has agreed to cancel 67,000 shares of the unexercised option. As of September 20, 1999, Mr. Kostelni has not exercised his right to purchase shares pursuant to the option. If the Proposed Plan is not approved, the shares currently available pursuant to the January 1999 option will remain unchanged, and Mr. Kostelni will continue to have 72,000 shares available to be exercised. (See Proposal 2).

Related Party Litigation

     In March 1998, a civil complaint was filed in the Superior Court of New Jersey, Law Division, Essex County, by Patricia Surmonte Tischio, a director of Bontex (the "Company") against the Company, James C. Kostelni, the President and Chief Executive Officer of the Company, and Mr. Kostelni's spouse. Both Mrs. Tischio and Mrs. Kostelni are daughters of the Company's founder and serve as co-executors and co-trustees of, and are designated beneficiaries under, an estate and certain trusts, which in the aggregate beneficially own approximately 43 percent of the Company's outstanding common stock. The case was transferred to the United States District Court for the Western District of Virginia.

     On February 23, 1999, the United States District Court of the Western District of Virginia granted the Motion for Judgment on the Pleadings filed by the defendants with regard to the tortious interference with contractual relations and conspiracy claims, dismissing those claims with prejudice. No appeal was taken from the Court's ruling by Mrs. Tischio. The court declined to enter declaratory judgment regarding plaintiff's alleged lifetime contract with the Company. The court also found that the case presented a nonjusticiable issue for the breach of contract, promissory estoppel and wrongful discharge in violation of public policy claims and dismissed those claims without prejudice.

     In the normal course of business, the Company is subject to proceedings, lawsuits and other claims which are subject to many uncertainties, for which their outcomes are not predictable with assurance. There are no legal proceedings, lawsuits or other claims pending against or involving the Company, which in the opinion of management, will have a material adverse impact upon the consolidated results of operations or financial condition of the Company.

Related Party Transaction

     On February 16, 1999, the Company entered into a five-year contract with Maxcomm, Inc. ("Maxcomm"), a Virginia corporation, wholly owned by Mr. J. H. Kostelni, the son of Mr. James C. Kostelni. Pursuant to the contract, Maxcomm will continue to develop a marketing relationship with certain identified target companies for the purpose of developing and refining products for global distribution by Bontex in the footwear, luggage and allied industries. In consideration, Bontex will pay Maxcomm a monthly commission calculated based on 6% of all collected net sales made by Bontex with respect to the distribution of products to the identified target companies. Bontex additionally agreed to reimburse Maxcomm $75,000 for the costs and expenses it incurred in its ongoing marketing efforts on Bontex's behalf.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of Bontex, Inc. is responsible for recommending to the Board of Directors the compensation policies applicable to all employees, including the Company's executive officers. The Company's compensation policies are based on the fundamental premise that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives. The Compensation Committee consists of Robert J. Weeks, Chairman, Frank B. Mayorshi and William J. Binnie, who are each independent directors of the Company.

Compensation Philosophy and Objectives

     The Company seeks to attract, motivate and retain the best possible executive and other employee talent by providing competitive, performance-based compensation programs that tie compensation to the Company's business objectives and performance. The overall objective of this strategy is to align the financial interests of the executive and other employees with those of the stockholders by linking a substantial component of its executives' compensation directly to Company performance.

     The Committee recommends to the Board of Directors the compensation policies that govern both the compensation opportunities available, as well as the actual amounts paid, to Company officers. These policies are designed to provide competitive levels of compensation that link incentive awards to the Company's annual operating plan.

     The Company's incentive bonus plans for executives and other employees are designed to recognize individual and group performance. Target compensation levels are intended to be competitive with those at other progressive companies.

Elements of the Fiscal 1999 Executive Compensation Program.

     The Committee believes the interests of the stockholders will be best served if the executive compensation program links a substantial component of the cash compensation earned by executives to increases in stockholder value. The current program therefore includes the following two principal components: base salary and annual cash bonuses.

Base Salary

     Base salaries for all executive officers, including the Chief Executive Officer, are established by reference to defined salary ranges which have been assigned to each position based upon salary opportunities provided by the Company's competitors. Increases to individual base salaries are awarded based on the officer's responsibilities, an evaluation of past and current performance, seniority and experience, the Company's overall operating results, position in range, the overall level of salary adjustments among the Company's peers and current and projected economic conditions. Base salary is also a reflection of the value of the job in the Company's operations.

Annual Incentive Plan

     The Company's annual incentive bonus plan directly links the Company's performance to executive officer compensation by providing for higher variable pay when the Company's performance is above defined targets and denying competitive variable pay when Company performance is below targets. The plan, which is designed to reward the accomplishment of overall corporate objectives and reflect the Company's priority of maximum earnings, establishes a bonus pool from which Company employees, including executive officers, may receive an annual cash bonus. In fiscal 1999, the maximum amount at 100 percent of target of the cash bonus available to each executive under the plan was a percentage of the executive's fiscal year earnings, as determined by the Committee based on information provided by the Company's compensation consultants and the Committee's assessment of the executive's position and responsibilities at the Company. Maximum executive bonuses available at 100 percent of target under the plan for fiscal 1999 ranged from $77,413 to $2,680. Bonuses were not available to executive officers under the plan in fiscal 1999 unless and until the Company's net income after taxes exceeded $500,000. This $500,000 threshold was subjectively established by the Committee based on the Company's prior bonus arrangements.

     The amount of the maximum cash bonus received by an executive under the plan depends upon the extent to which the Company meets or exceeds the target levels established for each of six operating goals - environment, safety, production efficiency, customer service, product quality and overtime. These target levels are established each year by the Committee, with the advice of management, based on the Company's past results, anticipated improvements in efficiency and productivity, and current market conditions. The target levels for the six operating goals as a percent of the 1999 bonus pool were weighted as follows: environment 9%, safety 10%, production efficiency 45%, customer service 8%, product quality 20% and overtime 8%. In fiscal 1999, the Company did not meet the $500,000 net income threshold, and no bonus payments were made.

Chief Executive Officer (CEO) Compensation

     The 1999 compensation paid to Mr. James C. Kostelni, the Company's Chief Executive Officer, was recommended by the Compensation Committee based on its review of independently produced CEO compensation surveys and consideration of compensation paid by companies of similar size with global responsibilities in comparable industries. The Compensation Committee recommended the CEO's compensation to the Board of Directors after considering Mr. James C. Kostelni's on-going efforts to develop the Company's specifications sales business, his progress in restructuring the Company and reducing costs, his overall past and present performance and contributions to the Company, and the relationship of the CEO's compensation to that of other key executives.

              Report Submitted by the Compensation Committee of the
                       Board of Directors of the Company.

                            Robert J. Weeks, Chairman
                                Frank B. Mayorshi
                                William J. Binnie

                                STOCK PERFORMANCE

     The following graph compares the yearly percentage change and the cumulative total stockholder returns on the Company's common stock with the cumulative return on the NASDAQ Market Index and the MG Paper Products Peer Group Index for the five-year period commencing on June 30, 1994 and ending on June 30, 1999. These comparisons assume the investment of $100 of the Company's common stock and in each of the indices on June 30, 1994 and the reinvestment of dividends.

                  Comparison of 5-Year Cumulative Total Return
                               Among Bontex, Inc.
              NASDAQ Market Index and MG Paper Products Group Index






 (PERFORMANCE GRAPH APPEARS HERE.)








                         Comparison of 5 Year Cumulative Total Return
                          of Company, Industry Index and Broad Market

                                  1994      1995       1996      1997      1998     1999
                                --------  --------   --------  --------  -------- --------

BONTEX, INC.                     $ 100    $ 65.00     $ 72.52   $ 97.50   $ 57.50 $ 35.00
MG PAPER PRODUCTS INDEX            100     134.98      142.73    181.25    175.04  199.89
NASDAQ MARKET INDEX                100     117.28      147.64    177.85    235.75  330.37


     The peer group comprises the largest companies domestically traded on the NASDAQ market which operate in the Company's industry, paper products. None of these companies compete directly with Bontex, Inc. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of Company common stock with the Securities and Exchange Commission. Based on its review of the copies of such Forms furnished to it with respect to fiscal 1999 and written representations from certain reporting persons that no other reports are required, the Company believes that during fiscal 1999, one report relating to one transaction was filed late by Mr. James C. Kostelni.

                              INDEPENDENT AUDITORS

     The firm of KPMG LLP audited the Company's consolidated financial statements as of and for the year ended June 30, 1999 and has been reappointed by the Board of Directors as independent auditors for the year ended June 30, 2000. A representative of KPMG LLP is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders at the meeting.

                              STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the Company's proxy statement for the 2000 Annual Meeting, stockholder proposals must be received by the Corporate Secretary of Bontex, Inc., One Bontex Drive, Buena Vista, Virginia 24416-1500, no later than May 24, 2000. Stockholder proposals intended to be presented at the 2000 Annual Meeting by means other than inclusion in the Company's proxy statement must be received by the Corporate Secretary no later than August 13, 2000.

                                  OTHER MATTERS

     The Board knows of no matters which may properly come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment thereon.

                                         BY THE ORDER OF THE BOARD OF DIRECTORS



                                                         Charles W. J. Kostelni
                                                            Corporate Secretary

September 28, 1999

     The Company's Annual Report on Form 10-K, excluding exhibits, is available without charge to any stockholder of record requesting the same. Written requests should be addressed to the attention of the Corporate Controller, Bontex, Inc., One Bontex Drive, Buena Vista, Virginia 24416-1500.

                                                                     Appendix A

                                  BONTEX, INC.
                         KEY EMPLOYEE STOCK OPTION PLAN

     1.     PURPOSE:
     The purpose of this Plan is to promote the interests of Bontex, Inc. (the "Corporation") and its stockholders by aiding in attracting, retaining and motivating officers and other key employees of the Corporation and its affiliates. The Plan is designed to accomplish these objectives by providing such officers and key employees with an opportunity to acquire a proprietary interest in the Corporation by means of options and thereby benefit from appreciation in value of the shares of the Corporation's Common Stock. This opportunity should provide additional incentives for such officers and key employees to continue to use their best efforts and superior performances to promote the best interests of the Corporation, for their own benefit and for the benefit of the stockholders.
     2.     DEFINITIONS:
     The following words and phrases as used herein shall have the meanings set forth below:
     2.1    "Board" shall mean the Board of Directors of the Corporation.
     2.2 "Change in Control" shall mean a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time as (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on the date hereof), directly or indirectly, of 20% or more of the combined voting powers of the Corporation's voting securities; (ii) the incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least 75% of the directors comprising the incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the incumbent Board; (iii) all or substantially all of the assets of the Corporation are sold, transferred or conveyed by any means, including but not limited to, direct purchase or merger, if the transferee is not controlled by the Corporation, control meaning the ownership of more than 75% of the combined voting power of such entity's voting securities; or (iv) the Corporation is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former stockholders of the Corporation. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction (i) which results in the Optionee or a group of Persons which includes the Optionee, acquiring, directly or indirectly, 20% or more of the combined voting power of the Corporation's voting securities; or (ii) which results in the Corporation, any affiliate of the Corporation or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Corporation or any of its affiliates (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Corporation's voting securities; or (iii) which results in the heirs, successor or assigns of Hugo N. Surmonte acquiring, directly or indirectly, 20% or more of the combined voting securities.
     2.3 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
     2.4 "Committee" shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board as may be designated by the Board from time to time, for the purpose of administering this Plan as contemplated by Section 3 of this document. The composition of the Committee shall meet the non-employee director requirements of Rule 16b-3 promulgated pursuant to the Exchange Act. Should any member of the Committee cease to be a non-employee director under Rule 16b-3(b)(3)(i) or any subsequent rule, he shall immediately be deemed not to be a member of the Committee for all purposes of this Plan.
     2.5    "Common Stock" shall mean the common stock of the Corporation.
     2.6    "Option" shall mean any stock option granted pursuant to this Plan.
     2.7 "Optionee" shall mean any person who is the holder of an Option granted under this Plan.
     2.8 "Person" shall mean person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Exchange Act.
     2.9    "Plan" shall mean this Bontex, Inc. Key Employee Stock Option Plan.
     2.10 "Fair Market Value" shall mean the closing sales price of Common stock on a nationally recognized stock exchange or, if not traded on such an exchange, the NASDAQ SmallCap Market, on the date involved if that is a trading day, or if not, the first trading day prior to such day. If said Common Stock is not quoted on the NASDAQ SmallCap Market, then Fair Market Value shall mean the average between the bid and asked price on the date involved if that is a trading day, or if not, the first trading day prior to such day. If there is no such average, the Committee shall determine Fair Market Value in good faith. In determining such Fair Market Value, the Committee shall utilize all information which it deems pertinent, including, but not limited to, actual sale or purchase data, and may engage the services of an accounting firm to assist in the determination. The Committee shall further determine Fair Market Value using guidelines promulgated pursuant to the pertinent provisions of the Code.

     3.     ADMINISTRATION:
     3.1 The Plan shall be administered by the Committee, which may make such determinations and take such actions in connection with the Plan as it deems necessary. Such determinations and actions shall be binding and conclusive for all purposes and upon all persons.
     3.2 The Committee may correct any defects, omissions or ambiguities, or reconcile any inconsistencies, in the Plan, or in any document issued pursuant to the Plan, in the manner and to the extent it shall deem reasonably desirable. The Committee shall have full and sole authority to make all administrative, interpretative and other determinations with respect to the Plan and all such determinations shall be final and conclusive.
     3.3 As provided in Section 6.1 hereof, the Committee shall have full and sole authority to make all grants to be made hereunder.
     3.4 Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized to take such action as it, in its discretion, may deem necessary or advisable and fair and equitable with regard toOptionees in the event of: a Change in Control of the Corporation; a tender, exchange or similar offer for all or any part of the Common Stock made by an entity, person or group (other than the Corporation, any affiliate of the Corporation or any savings, pension or other benefit plan for the benefit of employees of the Corporation or its affiliates); a merger of the Corporation into, a consolidation of the Corporation with, or an acquisition of the Corporation by another corporation; or a sale or transfer of all or substantially all of the Corporation's assets. Such action, in the Committee's discretion, may include (but shall not be deemed limited to): establishing, amending or waiving the forms, terms, conditions or duration of Options granted hereunder or subject to grant hereunder, so as to provide for earlier, later, extended or additional terms for exercise of the whole, or any installment thereof (provided that, except as permitted by the provisions of this Section and Section 9.1 hereof, in no event will any Option be exercisable within the first six months of its respective term); alternate forms of payment; or other modifications. The Committee may take any such actions pursuant to this Section 3.4 by adopting rules or regulations of general applicability to all Optionees, or to certain categories of Optionees; by amending or waiving terms and conditions in stock option agreements; or by taking action with respect to individual Optionees. The Committee may take any such actions before or after the public announcement of any such Change in Control, tender offer, exchange offer, merger, consolidation, acquisition or sale or transfer of assets.
     4.     SHARES AVAILABLE:
     4.1 Subject to the provisions of Sections 4.2 and 4.3 hereof, the aggregate number of shares of Common Stock to be subject to Options under this Plan shall not exceed 103,000 shares. Such shares shall be made available from the authorized but unissued shares of Common Stock of the Corporation.

     4.2 Shares subject to an Option, to the extent such shares are surrendered or withheld to pay the exercise price of the Option, are no longer available for issuance hereunder. Other shares subject to Options granted under this Plan, which Options have been canceled or have expired or are unexercised and no longer outstanding, shall thereupon become available for issuance pursuant to other Options granted under the Plan. This Section 4.2 shall in all cases be interpreted in a manner consistent with Rule 16b-3, as amended from time to time.
     4.3 The Committee may, at any time, make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options as it shall deem appropriate to preventdilution or enlargement of the rights of Optionees, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, distributions to stockholders (other than cash dividends), recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. Such adjustments may include, in the discretion of the Committee, adjustments to the aggregate number and kind of shares which may be issued pursuant to Options under this Plan, and the number, kind and price of shares subject to each Option then outstanding.
     5.     ELIGIBILITY:
     5.1 Officers and other full-time, salaried employees of the Corporation and its affiliates shall be eligible to receive Options under the Plan.
     5.2 A director of the Corporation or any of its affiliates who is not also a regular, full-time employee of the Corporation or its affiliates will not be eligible for Options under the Plan.
     5.3 An employee who has been granted an Option otherwise under the Plan may be granted additional Options, if the Committee shall so determine.
     6.     GRANTS:
     6.1 Subject to the express provisions of this Plan, the Committee shall have sole authority to determine the individuals to whom Options shall be granted, the time or times at which Options shall be granted, the number of shares of Common Stock to be subject to each Option granted, the period of each Option and the time or times at or during which an Option may be exercised in whole or in part, and all such other terms and conditions of such Options granted as the Committee deems appropriate.
     6.2 Each Option granted to an Optionee under this Plan shall, if required by the Committee, be evidenced by a written agreement to be duly executed and delivered by or on behalf of the Corporation and the Optionee and containing provisions not inconsistent with the Plan.

     7.     OPTION PRICE:
     The exercise price under each Option shall be established by the Committee, but in no event shall it be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.
     8.     TERM OF OPTIONS:
     The term of each Option shall be fixed by the Committee, but, subject to the power of the Committee, among other things, to accelerate or otherwise adjust the terms for exercise of Options pursuant to Section 3.4 hereof in the event of the occurrence of any of the events set forth therein, no Option shall be exercisable later than ten years from the date of grant of the Option or earlier than six months from the date of grant of the Option, except as otherwise provided in Section 9.1.
     9.     EXERCISE OF OPTIONS:
     9.1 Each Option granted under this Plan shall be exercisable in such number of shares and, subject to the provisions of Section 8, at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. The six months from the date of the grant of the Option restriction pursuant to Section 8 shall not be applicable to an Optionee in the event that he dies prior to the expiration of such period. The right to acquire shares pursuant to Options that are exercisable in installments shall be cumulative so that when the right to acquire any shares has accrued such shares or any part thereof may be acquired at any time thereafter until the expiration or termination of the Option.
     9.2 An Option may be exercised by giving written notice of exercise to the Corporation specifying the number of shares to be purchased and by paying in full in cash the exercise price. The proceeds received by the Corporation in cash will be used for general corporate purposes.
     9.3 If authorized by the Committee, the exercise price may also be paid by (i) the delivery of shares of Common Stock with a Fair Market Value equal to the exercise price, or (ii) a combination of cash and such Common Stock equal to the exercise price.
     9.4 Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an Option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local tax requirements.
     9.5 An Optionee shall have none of the rights of a shareholder with respect to the shares subject to any Option until such shares have been issued and registered on the Corporation's transfer books upon exercise thereof.

     10.    NON-TRANSFERABILITY:
     No Option granted under this Plan shall be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and an Option may be exercised during the lifetime of the Optionee only by him or by his guardian or legal representative.
     11.    TERMINATION OF EMPLOYMENT, RETIREMENT, DEATH OR CANCELLATION:
     11.1 In the event that the employment of an Optionee is terminated, for a reason other than retirement or death, no Option held by such Optionee shall be exercisable later than three months after such Optionee shall have ceased to be an employee of the Corporation or one of its affiliates or, if earlier, later than the expiration date of the Option. The employment relationship, however, will be treated as continuing intact while the Optionee is on military or sick leave if the period of such leave does not exceed ninety days, or, if longer, so long as the Optionee's right to re-employment is guaranteed either by statute or by contract.
     11.2 In the event that an Optionee shall retire or die while employed by the Corporation or one of its affiliates, Options held by such Optionee may be exercised by the Optionee or by the person designated in the will of the Optionee or by the proper legal representative of the Optionee within one year following the Optionee's death or one year following retirement, but in no event later than the expiration date of the Option.
     11.3 Notwithstanding the express term of the grant or the foregoing provisions of this Section 11, Options shall terminate upon the termination of the employment of the Optionee if the Corporation determines that such termination is for deliberate, willful or gross misconduct, and the Options shall terminate (whether or not the employment of the Optionee is terminated) if the Corporation determines that the Optionee has improperly disclosed confidential information of the Corporation and the Optionee is so notified.
     12.    LISTING AND REGISTRATION OF SHARES:
     Each Option shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, then such Option shall not be granted or exercised in whole or in part unless suchlisting, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
     13.    EFFECTIVE DATE:
     This Plan is subject to approval by the stockholders of the Corporation. The Plan will become effective on the date so approved. The Committee may, in its discretion, grant Options conditioned upon the stockholders' subsequent approval of the Plan.

     14.    DURATION AND AMENDMENT:
     14.1   There is no express limitation upon the duration of the Plan.
     14.2 The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the stockholders of the Corporation, (i) increase the maximum number of shares for which Options may be granted under the Plan, (ii) permit the granting of Options at less than 100% of Fair Market Value at time of grant, or (iii) change the class of employees eligible to receive Options under the Plan. The transactions under this Plan are intended to comply with Rule 16b-3 (or its successor), as amended from time to time, promulgated pursuant to the Exchange Act, and the Corporation may, but shall not be required to, submit any proposed Plan amendment to its stockholders for their approval to assure continued compliance if such proposed amendment would, with respect to any participant who is an officer, director or 10% shareholder of the Corporation who is subject to Section 16 of the Exchange Act ("Control Person"), (i) materially increase the benefits accruing to participants under the Plan, or (ii) materially increase the number of securities which may be issued under the Plan (this shall not affect the prohibition against increasing the maximum number of shares for which Options may be granted under the Plan pursuant to the previous paragraph without shareholder approval), or (iii) materially modify the requirements as to eligibility for participation in the Plan.
     15.    MISCELLANEOUS:
     With respect to any participant who is a Control Person, transactions under this Plan are intended to comply with Rule 16b-3 (or its successor), as amended from time to time, promulgated pursuant to the Exchange Act. Therefore, to the extent any provision of the Plan or action by a person administering the Plan fails to so comply, it shall be deemed null and void ab initio to the extent permitted by law and deemed advisable by the Committee.
     As evidence of its adoption of this Plan, the Corporation has caused this document to be executed on its behalf this ____ day of __________, 1999

                                            BONTEX, INC.

                                            By:
                                                ----------------------
                                                Its:
                                                    ------------------

[x]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                               BONTEX, INC.
                              REVOCABLE PROXY

      Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting October 28, 1999

      The undersigned hereby constitutes and appoints David A. Dugan and William
B. D'Surney, or either of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned and to vote as designated below, all the shares of Common Stock held of record by the undersigned on September 10, 1999, at the Annual Meeting of Stockholders of Bontex, Inc. to be held at the Best Western Inn at Hunt Ridge, Willow Springs Drive, Lexington, Virginia, on Thursday, October 28, 1999 at 10:30 A.M., Eastern Daylight Saving Time, and at any adjournments thereof.


The undersigned acknowledges receipt of the Proxy Statement dated September 28, 1999.


This proxy must be signed           Date
exactly as name appears hereon.          -------------

----------------------------------  -----------------------------------------
      Stockholder sign above              Co-holder (if any) sign above

                                             With-       For All
                                  For        hold        Except
1.    ELECTION OF DIRECTORS       [ ]        [ ]         [ ]

      Nominees: Three Class C directors for a three year term: William J. Binnie, Charles W. J. Kostelni and Frank B. Mayorshi

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


---------------------------------------------------------------------------

2. Approval of a proposed Key Employee Stock Option Plan as described in the Proxy Statement dated September 28, 1999.

                                    For      Against     Abstain
                                    [ ]        [ ]         [ ]

3. In their discretion, upon other matters as may properly come before the meeting.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. This proxy is revocable at any time prior to the exercise hereof.

   Detach above card, sign, date and mail in postage paid envelope provided.

                                 BONTEX, INC.

      When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If executed on behalf of a corporation, please sign full corporate name by duly authorized officer.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY